UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2006

Stockgroup Information Systems Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-23687	84-1379282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
# 500 - 750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
(Address of principal executive offices) (Zip Code)

(604) 331-0995
(Registrant's telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     On September 27, 2006, Stockgroup Information Systems Inc. (“Stockgroup” or the “Company”) issued a press release announcing that it had closed a non-brokered private placement with ten directors and senior managers, which was originally announced on August 28, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. These directors and senior managers of the Company entered into subscription agreements (the “Subscription Agreements”) for the purchase of a total of 1,166,667 purchased securities or units (“Units”) of the Company. On September 26, 2006, the Company issued 1,166,667 common shares, no par value, for total cash proceeds of US$350,000. The form of Subscription Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

     The Units issued under the Subscription Agreements each consist of one previously unissued common share of the Company and one share purchase warrant (“Warrant”). The issue price for the common shares is US$0.30 per share. Each Warrant entitles the holder to purchase one common share of the Company at a price of US$0.40 per share at any time until the close of business on the day which is twenty-four months from the date of issue of the Units. The full text of the form of Warrant is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

     The Company issued the Units to six non-U.S. persons in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to four U.S. Accredited Investors under Regulation D Rule 506.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.2	Private Placement Subscription Agreement

10.3	Form of Warrant for Common Stock

99.1	Press release dated September 27, 2006 announcing close of private placement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2006

Stockgroup Information Systems Inc.
(Registrant)

By: /s/ Susan Lovell
Susan Lovell
Chief Financial Officer